Exhibit 99.1

Execution Copy

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of this 16th day of November, 2007, by and among SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation (the “Company”), SUSQUEHANNA BANK PA, a bank and trust company organized under the Pennsylvania Banking Code of 1965 and a wholly-owned subsidiary of the Company (the “Bank”) and JEFFREY M. SEIBERT, an adult individual whose principal residence is at [                ] (the “Employee”).

Background

Employee is currently employed by Community Banks, Inc. (“Community”) as its Executive Vice President, Managing Director of Community and CommunityBanks, a bank and trust company organized under the Pennsylvania Banking Code of 1965 and a wholly-owned subsidiary of Community (“CommunityBanks”). The Company and Community have entered into that certain Agreement and Plan of Merger dated as of April 30, 2007, as amended (the “Merger Agreement”) pursuant to which (a) CommunityBanks shall merge with and into the Bank, with the Bank constituting the surviving bank and (b) Community shall merge with and into the Company, with the Company constituting the surviving corporation (collectively, the “Merger”). In connection with the Merger, the Company desires to induce the Employee to commence employment, and the Employee hereby agrees to commence employment with the Company, effective on the closing date of the Merger as defined in the Merger Agreement (the “Closing Date”), on the terms and subject to the conditions hereinafter set forth. As additional consideration to induce the Employee to enter into this Agreement, the Company has offered to enhance the benefits payable to Employee in connection with certain control transactions involving the Company that occur after the Closing Date. The Company, the Bank and the Employee each agree that these benefits are all conditional on the Employee’s agreement to sign this Agreement. Except as provided in this Agreement, this Agreement supersedes and replaces that certain employment agreement by and between Community, CommunityBanks and Employee dated January 1, 2004 (the “Community Employment Agreement”), Restrictive Covenants Agreement entered into by and between the Company and the Employee dated as of April 30, 2007, including the Summary of Terms for Employment for Jeffrey M. Seibert attached thereto as Exhibit A (the “Restrictive Covenants Agreement”). This Agreement is subject in all respect to consummation of the Merger pursuant to the Merger Agreement and shall be void and of no effect if the Merger is not consummated. Paragraph 18 sets forth certain defined terms used in this Agreement.

1. Position. The Company hereby agrees to cause the Bank to employ the Employee, the Bank hereby agrees to employ the Employee, and the Employee hereby agrees to commence employment with the Bank, as Executive Vice President and Chief Operating Officer of the Bank effective as of the Closing Date.

2. Duties.

2.1 The Employee agrees to assume such duties and responsibilities as may be consistent with the position of the Executive Vice President and Chief Operating Officer of the

Bank and as may be assigned to the Employee by the Board of Directors of the Bank or the President or Chief Executive Officer of the Bank or by the by-laws of the Bank from time to time. No change in the duties of the Employee shall in any way diminish the compensation payable to him pursuant to the provisions of paragraph 4 hereof.

2.2 The Employee agrees to devote his full time, skill, attention and energies and his best efforts to the performance of his duties under this Agreement, consistent with practices and policies established from time to time by the Bank. The Employee agrees, in addition to the covenants concerning Non-Competition contained in paragraph 15, that he shall not engage in any other business activity (including, without limitation, participation by the Employee on any unaffiliated profit or non-profit board of directors) except: (i) upon the prior written notice to and consent of the Board of Directors of the Bank, or (ii) solely as an investor in real or personal property, the management of which shall not detract from the performance of his duties hereunder; provided, however, that the engagement by the Employee in any such business activity shall at all times be in conformity with the Bank’s Code of Ethics, as the same may be amended or supplemented from time to time. Notwithstanding anything herein to the contrary, the Employee shall terminate any such activity upon reasonable request by the Bank.

3. Period of Employment.

3.1 The period of employment shall commence on the Closing Date and end on the third anniversary thereof (the “Termination Date”). If written election not to renew by either party is not received by the other party by the sixtieth day prior to the Termination Date (or the sixtieth day prior to any anniversary thereof if this Agreement has previously been extended pursuant to this paragraph 3), then the Period of Employment shall be automatically extended to the next anniversary of the Termination Date. This Agreement shall cease to further renew upon delivery by either party of a Notice of Termination in accordance with subparagraph 19.2.

3.2 Notwithstanding anything to the contrary set forth herein, the Period of Employment shall not extend beyond:

3.2.1 the last business day in the calendar year in which the Employee attains the age of 65 (the “Normal Retirement Date”), or

3.2.2 if a Change in Control has occurred prior to the Normal Retirement Date, the later of (a) the Normal Retirement Date, or (b) the first anniversary of that Change in Control.

4. Compensation. For all services rendered by the Employee under this Agreement, the Bank shall pay to the Employee compensation as provided below:

4.1 Base Salary. The Bank shall pay the Employee a minimum annual base salary at the rate of $250,000.00 per year. In connection with the annual review required by subparagraph 4.3 hereof, the Employee’s base salary shall be reviewed and in light of such review may be increased (but not decreased), taking into account any change in the Employee’s responsibilities, performance of the Employee and other pertinent factors. Payment of any increase in the Employee’s base salary (if any) shall commence no later than July 1st of the year in which the increase is granted.

4.2 Bonus. The Bank may, but shall not be required to, pay to the Employee annual bonus compensation in such amount as may be determined by the Board of Directors of the Bank or its designee within guidelines established by the Bank. Such bonus shall not exceed the amount of the Employee’s base compensation. The Employee’s bonus (if any) for a fiscal year shall be paid to him in a single lump sum payment between January 1 and March 15 of the calendar year following the end of the fiscal year for which the bonus was earned.

4.3 Annual Review. The determination of compensation payable by the Bank hereunder shall be made by the Compensation Committee, or its nominee, which shall perform an annual review of this Agreement, the Employee’s performance with the Bank, and compensation payable hereunder. In such annual review, the Compensation Committee shall consider the recommendations of the Board of Directors of the Bank. The results of such review, including recommendation as to salary adjustment and bonus, shall be reported to the Company and shall be memorialized in the minutes of the meetings of the Board or held in a confidential file by the Bank’s or the Company’s Human Resources Department.

4.4 Change in Control Payment. The Bank shall pay to the Employee $807,500, which with the payment described in the next sentence and except as provided in paragraphs 7.4 and 10.1.3, constitutes all amounts due to the Employee under the Community Employment Agreement in consideration for the termination of the Community Employment Agreement as of the Closing Date, which amount shall be paid on January 2, 2008. For the period beginning on the Closing Date and ending on January 2, 2008, the foregoing payment amount shall be credited with interest at an annual rate of 4%. In addition, the parachute tax gross-up provision of Section 8 of the Community Employment Agreement shall apply with respect to any excise tax imposed on the Employee under Code section 4999 as a result of the Merger; provided that any parachute tax gross-up payment hereunder shall be paid no later than the end of the calendar year next following the calendar year in which the Employee or Company (as applicable) remits the taxes for which the parachute tax gross-up payment is being made.

5. Employee Expenses. Subject to such general employee expense account policies as the Bank may from time to time adopt, the Bank shall pay or reimburse the Employee upon presentation of vouchers or invoices for reasonable expenses incurred by the Employee in the performance of his duties in carrying out the terms and provisions of this Agreement, including, without limitation, expenses for such items as entertainment, travel, meals, hotel and similar items. In the event that any reimbursed expenses are disallowed by the Internal Revenue Service as deductions to the Bank, the Employee shall retain such reimbursed expense amounts which the Employee shall treat and report as additional compensation and which the Bank shall treat as deductible salary expense.

The Bank shall provide the Employee during his employment under this Agreement with the full time use of a car selected by the Employee and comparable to the car available at present. Such car shall be used by the Employee in accordance with any and all general car policy(ies) as the Bank may from time to time adopt. Such car shall be selected, maintained and replaced in accordance with the Bank’s general policy on cars for employees having need of a car for such use.

In addition, during Executive’s employment under this Agreement, the Bank shall reimburse the Employee for country club dues (including any initiation fees) associated with Employee’s membership at one country club selected by the Executive and approved by the Bank, according to the Bank’s executive reimbursement policy.

6. Vacations. The Employee shall be entitled to paid vacation annually as specified under the Bank’s Vacation Policy, to be taken at times reasonably convenient to the Bank.

7. Benefits.

7.1 The Employee shall be entitled to group term life insurance insuring the Employee’s life during the term of employment, disability insurance coverage, and accidental death and dismemberment benefits, including death benefits, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank, as the same may change from time to time. The Employee shall designate the beneficiary of such policy and benefits.

7.2 The Employee shall be entitled to major medical and health insurance coverage for the Employee and his immediate family on such terms, in such amounts and in such coverage as shall be consistent with the insurance coverage programs available to other salaried employees of the Bank generally, as the same may change from time to time.

7.3 To the extent such benefits are not specifically described or duplicated hereinabove in this paragraph 7, the Employee shall also be entitled to participate in any and all thrift, profit sharing, pension, equity, non-qualified retirement and similar benefit plans (not including severance, change in control or other similar arrangements), now or hereafter maintained by the Company, the Bank, or their Affiliates and offered by the Company, the Bank or their Affiliates to salaried, management employees of the Bank generally, as the same may change from time to time.

7.4 The Company expressly agrees to assume, or to cause the Bank to assume, all obligations of Community to the Employee under the Survivor Income Agreement (including the Split Dollar Addendum) by and between Community and Employee dated February 5, 1999, the Amended and Restated Salary Continuation Agreement dated January 1, 2004 and the Community Banks, Inc. Deferred Compensation Plan as in effect immediately prior to the Closing Date, in each case, subject in all respects to the terms of those agreements and plan and any rights the Company or the Bank shall succeed to thereunder and subject in all respects to Community fulfilling its required obligations under Sections 4.12(c) and 7.8(e) of the Merger Agreement. In addition, option grants as described in Section 1.6(b) of the Merger Agreement shall be assumed and terms and conditions shall continue to apply as provided in such Section 1.6(b). Except as provided by the terms of this Agreement, the Company and the Bank agree not to take any action to accelerate the timing of the payments under the foregoing agreements without the Employee’s prior consent.

8. Confidential Information. During the term of employment, and at any time thereafter, the Employee shall not, without the consent of a senior officer of the Company, disclose to any person, firm or corporation (except, during the term of his employment, to the extent necessary to perform his duties hereunder) any customer lists, trade secrets, reports, correspondence, mailing lists, manuals, price lists, employee lists, prospective employee lists, letters, records or any other confidential information relating to the business of the Company, the Bank or any of their Affiliates and shall not, without the consent of a senior officer of the Company, deliver any oral address or speech or publish, or knowingly permit to be published, any written matter in any way relating to confidential information regarding the business of the Company, the Bank or any of their Affiliates.

9. Property Rights. The Employee agrees that all literary work, copyrightable material or other proprietary information or materials developed by the Employee during the term of this Agreement and relating to, or capable of being used or adopted for use in, the business of the Company, the Bank or any of their Affiliates shall inure to and be the property of the Company, the Bank and their Affiliates and must be promptly disclosed to the Bank. Both during employment by the Bank and thereafter, the Employee shall, at the expense of the Company or the Bank, execute such documents and do such things as the Company or the Bank reasonably may request to enable the Company, the Bank or their nominee (i) to apply for copyright or equivalent protection in the United States, Canada and elsewhere for any literary work hereinabove referred in this paragraph, or (ii) to be vested with any such copyright protection in the United States, Canada and elsewhere.

10. Termination. The Bank may terminate the Employee’s employment without Cause or as a result of a Disability at any time, with 90 days’ advance written notice (or pay in lieu thereof). The Bank may terminate the Employee’s employment for Cause at any time without notice. The Employee may terminate his employment at any time for any reason, with 90 days’ advance written notice (or such shorter notice as the Bank shall then accept). Upon termination, the Employee shall be entitled only to such compensation and benefits as described in this paragraph 10 and the Employee shall immediately resign his position as Executive Vice President and Chief Operating Officer of the Bank, and from the board of directors of any Affiliate of which he is a director.

10.1 Termination without Cause or Resignation due to an Adverse Change. If the Employee’s employment ceases due to a termination by the Bank without Cause or a resignation by the Employee due to an Adverse Change, the Employee shall be entitled to the following payments and benefits, to be paid or provided in the manner described below:

10.1.1 payment of an amount equal to three (3) times the Employee’s average annual salary and bonus (based on the three calendar years preceding the calendar year in which the Employee’s termination date occurs), which amount shall be paid in regular payroll installments over the three-year period following the Employee’s termination date;

10.1.2 if the Employee participates in a tax-qualified defined benefit plan maintained by the Company, the Bank, or one of their Affiliates immediately before the Employee’s termination date, the Employee shall continue to accrue an additional benefit under the applicable tax-qualified defined benefit plan by taking into account the Employee’s severance compensation as compensation for purposes of the applicable plan and increasing the Employee’s years of benefit service under the applicable plan by three years, subject in all events to the terms of the tax-qualified defined benefit plan;

10.1.3 continued coverage under the applicable health plan of the Company, the Bank or one of their Affiliates pursuant to Code section 4980B for the Employee, his spouse and eligible dependents, for the period commencing on the Employee’s termination date and continuing for the 18-month period following Employee’s termination date, subject to the requirement that the Employee remit the employee portion of premium cost associated with the foregoing coverage. On the first payroll date following the expiration of the foregoing 18-month coverage period, the Bank shall pay to Employee a lump sum payment in an amount equal to 100% of the premium cost of COBRA continuation coverage under the applicable health plan of the Company, the Bank or one of their Affiliates pursuant to Code section 4980B for the Employee, his spouse and eligible dependents, for the period commencing as of the first day of the first month next following the expiration of the foregoing 18-month coverage period and continuing until the Employee’s attainment of age 65, at the COBRA rate in effect as of the expiration of the foregoing 18-month coverage period (as reasonably determined by the Bank) (less the employee portion of the premium cost for the active plan) and assuming an annual 10% increase in the amount of such COBRA premium over the period described in this subparagraph 10.1.3;

10.1.4 a lump sum payment within 30 days after the Employee’s termination date in an amount equal to 150% of the Bank’s actual premium cost of providing group term life insurance coverage to Executive for the three year period following the Employee’s termination date; and

10.1.5 payment for all accrued but unused vacation days.

The Employee shall be responsible for the payment of any taxes he may incur as a result of receiving the payments and benefits contemplated by this subparagraph 10.1, and the amount of the cash payments contemplated hereunder shall be reduced by the amount which would be deducted from the Employee’s wages if he were participating in the employee benefit plans and programs (if any) of the Company, the Bank or their Affiliates and no provision of this Agreement shall limit the Company’s or the Bank’s authority to modify its employee benefit plans and programs (including, without limitation the reduction of benefits) or increase the amount that employees must contribute to the plans during the applicable period hereunder. All payments and benefits provided under this subparagraph 10.1 shall be made subject to applicable tax withholding, and the Bank shall withhold from any payments all federal, state and local taxes as the Bank is required to withhold pursuant to any law or governmental rule or regulation.

Except as otherwise provided in subparagraphs 4.4, 10.1 and 7.4, all compensation and benefits shall cease at the time of such termination and the Bank shall have no further liability or obligation by reason of such termination. The separation benefits described in this subparagraph 10.1 shall be paid (or in the case of the payments described in subparagraph 10.1.1 shall begin to be paid) within 30 days after the Employee’s termination date, subject to the Employee’s execution and delivery of an effective release as described below in subparagraph 10.5.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of the Employee’s termination of employment with the Bank, the Company’s securities are publicly traded on an established securities market and the Employee is a “specified employee” (as defined in Code section 409A), any payments or benefits made pursuant to this Agreement shall be postponed to the minimum extent necessary so that such payments are not subject to the provisions of Code section 409A(a)(1). Any amounts that are postponed pursuant to Code section 409A shall be paid in a lump sum payment within 10 days after the end of the postponement period. If the Employee dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Code section 409A shall be paid to the personal representative of the Employee’s estate within 60 days after the date of the Employee’ s death. A “specified employee” shall mean an employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under Code section 409A, as determined by the Compensation Committee or its designee. The determination of specified employees, including the number and identity of persons considered specified employees and the identification date, shall be made by the Compensation Committee or its designee in accordance with the provisions of Code sections 416(i) and 409A and the regulations issued thereunder.

10.2 Other Terminations. Subject to the requirements of Code section 409A as described in subparagraph 10.1, if the Employee’s employment ceases for any reason other than as described in subparagraph 10.1, above (including, but not limited, to (a) termination for Cause, (b) as a result of the Employee’s death or Disability, (c) resignation by the Employee in the absence of an Adverse Change or (d) a retirement described in subparagraph 3.2), then the Employee shall receive payment for his accrued and unpaid base salary through the date of such cessation and the payment described in subparagraph 10.1.3, provided, however, that in the event of the Employee’s death, the payment described in subparagraph 10.1.3 shall be paid in a lump sum in an amount equal to 100% of the premium cost of COBRA continuation coverage under the applicable health plan of the Company or its Affiliates pursuant to Code section 4980B for the Employee’s (i) surviving spouse for the period commencing as of the first day of the first month next following the Employee’s death and continuing until the Employee would have attained age 65 and (ii) dependent children for the period commencing as of the first day of the first month next following the Employee’s death and continuing until the earlier of (A) the date the Employee would have attained age 65 or (B) the date such dependent children cease to be “qualifying children” under Code section 152(c), at the COBRA rate in effect as of the date of the Employee’s death (as reasonably determined by the Company) (less the employee portion of the premium cost for the active plan) and assuming an annual 10% increase in the amount of such COBRA premium over the applicable periods described in this sentence. All compensation and benefits shall cease at the time of such termination and, except as otherwise provided herein or in the applicable employee benefit plans of the Company and the Bank, the Bank shall have no further liability or obligation by reason of such termination.

10.3 Non-Disparagement. Upon termination of employment hereunder, the Employee shall not malign, criticize or otherwise disparage the Company, the Bank, any of their Affiliates or any of their respective officers, employees or directors.

10.4 Claims. Any claims for benefits under paragraph 10 of the Agreement shall be governed by the claims procedures in the Susquehanna Bancshares, Inc. Key Employee Severance Pay Plan, as amended from time to time. However, the provisions of subparagraph 10.1 and paragraph 11 of this Agreement shall govern in lieu of the severance provisions of such Plan. Except as specifically provided in this Agreement, the payments and benefits provided under this paragraph 10 are in lieu of, not in addition to, those provided by the Company, the Bank and their Affiliates under any other severance plan or arrangement.

10.5 Release. Notwithstanding any other provision of this Agreement, any severance or termination payments or benefits herein described are conditioned on the Employee’s execution and delivery to the Bank of an effective general release and non-disparagement agreement in a form prescribed by the Bank and in a manner consistent with the requirements of the Older Workers Benefit Protection Act and any applicable state law.

10.6 Other Rights. Nothing in this Agreement is intended to limit the Employee’s right to (a) payment or reimbursement for welfare benefit claims incurred prior to the cessation of his employment under any group insurance plan, policy or arrangement of the Company in accordance with the terms of such plan, policy or arrangement, (b) elect COBRA Benefits in accordance with applicable law, or (c) receive a distribution of vested accrued benefits from any employee pension benefit plan in accordance with the terms of that plan.

11. Change in Control.

11.1 Effect of a Change in Control.

11.1.1 Effect on LTI/STI Rights. With respect to any long-term, short-term or any similar incentive program cycle in effect at the time of a Change in Control:

(a) Employee shall become fully and immediately vested in his incentive awards upon the occurrence of the Change in Control; and

(b) such incentive awards shall be payable at target levels and shall be paid to the Employee in a single lump sum payment between January 1 and March 15 of the calendar year following the end of the incentive program cycle for which the incentive award was earned, without regard to whether Employee remains employed by the Bank and without regard to the performance of Employee during those incentive program cycles.

11.1.2 Effect on Pension Rights. In the event of a termination of employment providing for payment of benefits under subparagraph 10.1, the Employee shall accrue an additional, fully vested benefit under the Bank’s non-qualified pension plan (which shall be paid at the time and in the form determined under the non-qualified plan and shall be subject in all respects to the terms of the tax-qualified defined benefit pension plan) equal to the difference between:

(a) the benefit that the Employee would have accrued under all tax-qualified defined benefit pension plans of the Company, the Bank and their Affiliates in which the Employee participated immediately prior to the Change in Control, assuming:

(i) the Employee remained continuously employed by the Bank until the third anniversary of the Change in Control,

(ii) the Employee’s compensation for purposes of calculating benefits under such tax-qualified defined benefit pension plans increased at a rate of four percent per year for the period of imputed service described above in subparagraph 11.1.3(a)(i), and

(iii) the terms of all such pension plans remained identical to those in effect immediately prior to the Change in Control; and

(b) the actual benefit due to the Employee under all tax-qualified defined benefit pension plans of the Company, the Bank and their Affiliates in which the Employee participated.

11.1.3 Effect on Restrictive Covenants. Upon the occurrence of a Change in Control, the period referenced in paragraph 15.1 shall be revised automatically to equal the greater of one year or the period extending from the date of the termination of active employment to the third anniversary of the Change in Control.

11.1.4 Transition Services. For two years following cessation of employment after any Change in Control, the Employee agrees to remain available to provide the Bank with transition assistance on matters with which the Employee was involved during his employment. The Employee shall render such assistance in a timely manner on reasonable notice from the Bank. The Employee shall not be entitled to any separate compensation for the services described in this paragraph (other than reimbursement for reasonable out-of-pocket expenses actually incurred). The Bank agrees to provide reasonable advance notice of the need for the Employee’s assistance and shall exercise reasonable efforts to schedule and limit such matters so as to avoid interfering with the Employee’s personal and other professional obligations.

11.2 Parachute Payments.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that a Change in Control occurs and it shall be determined that any payment or distribution by the Company, the Bank or its Affiliates to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would constitute an “excess parachute payment” within the meaning of Code section 280G (each such payment, a “Parachute Payment”) and would result in the imposition on the Employee of an excise tax under Code section 4999, then, in addition to any other benefits to which the Employee is entitled under this Agreement or otherwise, the Employee shall be paid an amount in cash equal to the sum of the excise taxes payable by the Employee by reason of receiving Parachute Payments plus the amount necessary to place the Employee in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including, without limitation, any payments under this subparagraph 11.2(a)) as if no excise taxes had been imposed with respect to Parachute Payments (the “Parachute Gross-up”). In no event shall a Parachute Gross-up be payable under this subparagraph 11.2 in the absence of a Change in Control. Any Parachute Gross-up otherwise required by this subparagraph 11.2(a) shall not be made later than the time of the corresponding payment or benefit hereunder giving rise to the underlying Code section 4999 excise tax (to the extent such determination has been made prior to such time), even if the payment of the excise tax is not required under the Code until a later time. Any Parachute Gross-up otherwise required under this subparagraph 11.2(a) shall be made whether or not payments or benefits are payable under this Agreement and whether or not the Employee’s employment with the Bank shall have been terminated.

(b) All determinations to be made under this subparagraph 11.2 shall be made by an independent public accounting firm chosen by the Company (the “Accounting Firm”).

(c) In the event the Internal Revenue Service notifies the Employee of an inquiry with respect to the applicability of Code sections 280G or 4999 to any payment by the Bank or its Affiliates, or assessment of tax under Code section 4999 with respect to any payment by the Bank or its Affiliates, the Employee shall provide notice to the Bank of such inquiry or assessment within 10 days, and shall take no action with respect to such inquiry or assessment until the Bank has responded thereto (provided such response is timely with respect to the inquiry or assessment). The Bank shall have the right to appoint an attorney or accountant to represent the Employee with respect to such inquiry or assessment, and the Employee shall fully cooperate with such representative as a condition of receiving a Parachute Gross-up with respect to such inquiry or assessment.

(d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subparagraphs (a) and (b) above, or of the representative appointed pursuant to subparagraph (c) above, shall be borne solely by the Bank.

(e) Notwithstanding the foregoing, if the imposition of a Code section 4999 excise tax could be avoided by a reduction of the payments due to the Employee (determined before application of subparagraph 11.2(a)) by an amount of 10% or less, then the total of all such payments shall be reduced to an amount one dollar ($1.00) below the amount that would cause a Code section 4999 excise tax to be imposed, and subparagraph 11.2(a) shall not apply.

(f) Notwithstanding any provision of this subparagraph 11.2 to the contrary, in accordance with the requirements of Code section 409A, any Parachute Gross-Up payable hereunder shall be paid not later than the end of the calendar year next following the calendar year in which the Employee or Company (as applicable) remits the taxes for which the Parachute Gross-Up is being paid.

11.3 Enforcement. Following any Change in Control, the Bank shall pay all legal fees and costs incurred by the Employee to enforce his rights under this Agreement if (a) he is required to initiate a proceeding to enforce such rights and (b) he is awarded any relief in that proceeding.

12. Records. Upon the termination of employment hereunder, the Employee shall deliver to the Bank all correspondence, reports, customer lists, office keys, manuals, advertising brochures, sample contracts, price lists, employee lists, prospective employee lists, mailing lists, letters, records and any and all other documents pertaining to or containing information relative to the business of the Bank, and the Employee shall not remove any of such records either during the course of employment or upon the termination thereof.

The Employee understands that in the event of a violation of the provisions of this paragraph 12, the Bank shall have the right to seek injunctive relief, in addition to any other existing rights provided herein or by operation of law, without the requirement of posting bond. The remedies provided in this paragraph 12 shall be in addition to any legal or equitable remedies existing between the Employee and the Bank, and shall not be construed as a limitation upon, or as alternative or in lieu of, such remedies.

13. Prohibited Assignment. The Employee shall have no right to exchange, convert, encumber or dispose of the rights to receive the benefits or payments under this Agreement, which payments, benefits and rights thereto are expressly declared to be non-assignable and non-transferable.

14. Indemnification. To the extent permitted by law, the Bank shall indemnify the Employee and hold him harmless from all liability and claims, whether meritorious or not, including the cost of defense thereof (including reasonable attorneys’ fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon any act or omission which the Employee has taken or committed or hereafter may take or commit on behalf of or in connection with the Bank in his official capacity, so long as the following conditions are met with respect to such claim or liability: (a) if such action was taken in the exercise of reasonable business judgment and was taken in an area within the scope of responsibility of the Employee, or (b) if not within the scope of the Employee’s responsibility, (i) at the time of such act or omission the Board of Directors of the Bank had knowledge of the facts or circumstances pursuant to which such act was taken or such omission occurred and (ii) no written objection to such act or omission was duly made by the Board of Directors of the Bank.

Actions taken by the Employee which are covered by this Agreement specifically include (by way of illustration), but are not limited to, (a) the payment of any salary, bonus or other compensation to any officer, director, or employee, (b) the reimbursement or payment of any expenses incurred by any such officer, director or employee, (c) the making or retention of any investments (including, without limitation, loans) by the Bank, or (d) injury claims against the Company, the Bank and their Affiliates or the Employee based on negligence or other alleged tortious actions and which arise in connection with the conduct of the business of the Company, the Bank and their Affiliates.

The Employee shall indemnify the Company, the Bank and their Affiliates and hold them harmless from all liability and claims, whether meritorious or not, including the cost of the defense thereof (including reasonable attorneys’ fees) which have arisen or accrued or which hereafter may arise or accrue and are based upon acts taken without the consent or approval of the Board of Directors of the Bank and which represent the Employee’s deliberate malfeasance or gross negligence.

15. Non-Competition.

15.1 During the Employee’s Period of Employment and for the greater of (1) one year thereafter or (2) a period of time equal to the remainder of the Period of Employment in effect as of the Employee’s termination date:

15.1.1 the Employee shall not directly for himself or any third party, become engaged in any business or activity which is directly in competition with any services or financial products sold by, or any business or activity engaged in by, the Company, the Bank, or any of their Affiliates including, without limitation, any business or activity engaged in by any federally or state chartered bank, savings bank, savings and loan association, trust company and/or credit union, and/or any services or financial products sold by such entities, including, without limitation, the taking and accepting of deposits, the provision of trust services, the making of loans and/or the extension of credit, brokering loans and/or leases and the provision of insurance and investment services, within a 25 mile radius of any office or facility of the Company, the Bank or any of their Affiliates. This provision shall not restrict the Employee from owning or investing in publicly traded securities of financial institutions, so long as his aggregate holdings in any financial institution do not exceed ten percent (10%) of the outstanding capital stock of such institution.

15.1.2 the Employee shall not solicit any person who was a customer of the Company, the Bank or any of their Affiliates during the period of the Employee’s employment hereunder, or solicit potential customers who are or were identified through leads developed during the course of employment with the Bank, or otherwise divert or attempt to divert any existing business of the Company, the Bank or any of their Affiliates within any area of 100 miles of any office or facility of the Company, the Bank or any of their Affiliates.

15.1.3 the Employee shall not, directly for himself or any third party, solicit, induce, recruit or cause another person in the employment of the Company, the Bank or any of their Affiliates to terminate his employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or financial products sold, or any business or activity engaged in, by the Company, the Bank or any of their Affiliates.

15.2 The Employee understands that in the event of a violation of any provision of this Agreement, the Company and the Bank shall have the right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. The Employee understands that the Bank may suspend future payments of the compensation continuation payments and benefits provided in subparagraph 10.1, may forfeit the additional pension benefit provided under subparagraph 11.1.2, and may seek, as a remedy, a return of any prior compensation continuation payments made under subparagraph 10.1. The remedies provided in this subparagraph 15.2 shall be in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the Employee and the Company, the Bank or any of their Affiliates, and shall not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. If any provisions of paragraph 15 shall be determined by a court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

15.3 In the event of a Change in Control, the Employee acknowledges that the provisions of paragraph 15 hereof shall extend to any offices or facilities of any business that becomes an affiliate of or successor to the Company, the Bank or any of their Affiliates on account of such Change in Control.

16. Survival. Notwithstanding anything to the contrary in this Agreement, the parties agree that the Employee’s obligations under paragraphs 8, 9, 10.3, 12 and 15 of this Agreement shall continue despite the expiration of the term of this Agreement or its termination.

17. Preemptive Considerations. Notwithstanding anything to the contrary set forth herein:

17.1 If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Company’s, the Bank’s or any of their Affiliates’ affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) or any amendments or supplements thereto, the Company’s and the Bank’s obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while this Agreement’s obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

17.2 If the Employee is removed and/or permanently prohibited from participating in the conduct of the Company’s, the Bank’s or any of their Affiliates’ affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g) (1)) or any amendments or supplements thereto, or equivalent provisions relating to a regulator with supervisory authority over the Company, the Bank or any of their Affiliates, all obligations of the Company, the Bank or any of their Affiliates under the contract shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

17.3 If the Company, the Bank or any of their Affiliates is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act or equivalent provisions relating to a regulator with supervisory authority over the Company, the Bank or any of their Affiliates), all obligations under this Agreement shall terminate as of the date of default, but this subparagraph 17.3 shall not affect any vested rights of the parties.

18. Definitions. For purposes of this Agreement:

18.1 The term “Adverse Change” shall include and be limited to (A) a significant change in the nature or scope of the Employee’s duties as set forth in the first sentence of paragraph 2 hereof such that the Employee has been reduced to a position of materially lesser authority, status or responsibility (provided, however, for purposes of this subparagraph, in circumstances not involving a Change in Control, so long as the Employee remains a senior officer (which shall mean and include any officer position with the Bank above the position of vice president), an Adverse Change shall not be deemed to have occurred), or the time required to be spent by the Employee 60 miles or more beyond the Bank’s geographic market area shall be increased without the Employee’s consent by more than twenty percent (20%), as compared to the average of the two (2) preceding years, (B) a material reduction in the Employee’s base compensation, (C) any other material and willful breach by the Bank of any other provision of this Agreement, (D) delivery by the Bank of notice of its intention not to renew this Agreement; provided that Employee is willing and able to execute a new contract providing terms and conditions substantially similar to those in this Agreement and to continue providing services to the Bank, (E) the Employee’s resignation for any reason or no reason within the 90-day period following a Change in Control, or (F) the requirement that the Employee is asked to relocate his principal business location 45 miles or more from the Employee’s primary residence as of the date of this Agreement or an additional 10 miles from the Employee’s primary residence as of the date of this Agreement in the event the Employee’s one-way driving commute to his principal business location as of the date of this Agreement is in excess of 45 miles.

However, except with respect to clause (E) above, none of the foregoing events or conditions shall constitute an Adverse Change unless: (x) the Employee provides the Bank with written objection to the event or condition within 60 days following the occurrence thereof, (y) the Bank does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, and (z) the Employee resigns his employment within 60 days following the expiration of that cure period.

18.2 The term “Affiliate” shall mean with respect to the Company or the Bank, persons or entities controlling, controlled by or under common control with the Company or the Bank.

18.3 The term “Average Annual Compensation” shall mean, as of any date, the arithmetic average of the base salary and annual bonuses received by the Employee with respect to the three most recently completed calendar years.

18.4 Unless otherwise required by the context, the term “Board” shall mean the Board of Directors of the Company.

18.5 The term “Cause” shall mean any of the following: (a) the Employee’s personal dishonesty; (b) the Employee’s incompetence; (c) the Employee’s willful misconduct; (d) the Employee’s breach of fiduciary duty involving personal profit; (e) the Employee’s intentional failure to perform stated duties; (f) the Employee’s willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (g) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Bank or any entity which controls the Bank to the extent such cease-and-desist order requires the termination of the Employee; or (h) a material breach by the Employee of any provision of this Agreement.

18.6 The term “Change in Control” shall mean the first to occur, after the Closing Date, of any of the following:

(a) if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 25% or more of either the then outstanding shares of stock of the Company or the combined voting power of the Company’s then outstanding securities;

(b) if during any period of 24 consecutive months during the existence of this Agreement commencing on or after the date hereof, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause (b);

(c) the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (a), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 40% or more of either the then outstanding shares of stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

Upon the occurrence of a Change in Control, no subsequent event or condition shall constitute a Change in Control for purposes of this Agreement, with the result that there can be no more than one Change in Control hereunder.

18.7 The terms “COBRA” and “COBRA Benefits” shall refer to continued group health insurance benefits under sections 601-607 of the Employee Retirement Income Security Act of 1974, as amended, (29 U.S.C. part 6) Act and the regulations promulgated thereunder.

18.8 The term “Code” shall mean the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

18.9 The term “Company” shall mean the Company as hereinbefore defined or any entity succeeding to substantially all of the assets and business of the Company.

18.10 The term “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

18.11 The term “Disability” means a condition entitling the Employee to benefits under the long term disability plan, policy or arrangement of the Company, the Bank or any of their Affiliates applicable to the Employee; provided, however, that if no such plan, policy or arrangement is then maintained by the Company, the Bank or any of their Affiliates and applicable to the Employee, “Disability” shall mean the Employee’s inability to perform his duties under this Agreement due to a mental or physical condition that can be expected to result in death or that can be expected to last (or has already lasted) for a continuous period of 180 days or more. Termination as a result of a Disability shall not be construed as a termination “without Cause.”

18.12 The term “Non-Competition Period” shall mean, with respect to a specified cessation of employment, the period specified in subparagraph 15.1 (or, in the case of a Change in Control, the period specified in subparagraph 11.1.3).

18.13 The term “Period of Employment” shall have the meaning described in paragraph 3.

18.14 The term “Person” shall have the meaning ascribed thereto by Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) such Employee or any “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) which includes the Employee).

19. Miscellaneous.

19.1 Assignment. This Agreement (including, without limitation, paragraph 14 hereof relating to non-competition) shall be binding upon the parties hereto, the heirs and legal representatives of the Employee and the successors and assigns of the Bank.

19.2 Notices. Any notice required, permitted or intended to be given under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the appropriate address shown below, or such revised address as is delivered to the other party by the same means.

(a)	Notices to the Bank shall be sent to:

Susquehanna Bank PA

Attn. Director of Human Resources

26 North Cedar Street

P.O. Box 1000

Lititz, PA 17543-7000

(b)	Notices to the Employee shall be sent to:

Jeffrey M. Seibert

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19.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties, including the Community Employment Agreement and the Restrictive Covenants Agreement.

19.4 Construction. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without application of the principles of conflicts of laws.

19.5 Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

19.6 Code Section 409A. This Agreement shall be interpreted to avoid any penalty sanctions under Code section 409A. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Code section 409A, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions shall not be imposed. The Employee shall be solely responsible for any tax imposed under Code section 409A and in no event shall the Company or the Bank have any liability with respect to any tax, interest or other penalty imposed under Code section 409A. For purposes of Code section 409A, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. All reimbursements and in kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code section 409A, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred during the Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. The Employee’s termination of employment under the Agreement shall be interpreted in a manner consistent with the separation from service rules under Code section 409A. In no event shall Employee, directly or indirectly, designate the calendar year of payment.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement the day and year first above written.

SUSQUEHANNA BANCSHARES, INC.

Attest:	/s/ Lisa M. Cavage	By:	/s/ William J. Reuter
Secretary		Name:	William J. Reuter
		Title:	Chairman, President and Chief Executive Officer

SUSQUEHANNA BANK PA

Attest:	/s/ Catherine M. Bush	By:	/s/ Gregory A. Duncan
Secretary		Name:	Gregory A. Duncan
		Title:	President and Chief Executive Officer

Witness:		EMPLOYEE

/s/ Amanda Cline		/s/ Jeffery M. Seibert		(Seal)
Name:		Jeffrey M. Seibert

[Seibert Employment Agreement Signature Page]